Exhibit (a)(3)

DWS SECURITIES TRUST

Amended and Restated Establishment and Designation of Series and
Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of DWS Securities Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective January 23, 2009, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations; and

WHEREAS, pursuant to Article V, Section 5.10 and Section 5.11 of the Declaration, the Trustees, at a meeting held on November 19, 2010, authorized the establishment and designation of an additional Series named “DWS Communications Fund” and Classes thereof; and

WHEREAS, pursuant to Article V, Section 5.10 and Section 5.11 of the Declaration, the Trustees, at a meeting held on November 19, 2010, authorized the establishment and designation of an additional Series named “DWS Enhanced Commodity Strategy Fund” and Classes thereof; and

WHEREAS, pursuant to Article V, Section 5.10 and Section 5.11 of the Declaration, the Trustees, at a meeting held on November 19, 2010, authorized the establishment and designation of an additional Series named “DWS Gold & Precious Metals Fund” and Classes thereof; and

WHEREAS, pursuant to Article V, Section 5.10 and Section 5.11 of the Declaration, the Trustees, at a meeting held on November 19, 2010, authorized the establishment and designation of an additional Series named “DWS RREEF Global Real Estate Securities Fund” and Classes thereof; and

WHEREAS, pursuant to Article V, Section 5.10 and Section 5.11 of the Declaration, the Trustees, at a meeting held on November 19, 2010, authorized the establishment and designation of an additional Series named “DWS RREEF Real Estate Securities Fund” and Classes thereof; and

WHEREAS, pursuant to Article V, Section 5.10 and Section 5.11 of the Declaration, the Trustees, at a meeting held on November 19, 2010, authorized the establishment and designation of an additional Series named “DWS Technology Fund” and Classes thereof.

NOW THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective January 19, 2011, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.           The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Climate Change Fund                                                                               Class A
Class C
Class S
Institutional Class

DWS Communications Fund                                                                              Class A
Class B
Class C
Institutional Class

DWS Enhanced Commodity Strategy Fund                                                     Class A
Class B
Class C
Class M
Class S
Institutional Class

DWS Gold & Precious Metals Fund                                                                 Class A
Class B
Class C
Class S
Institutional Class

DWS Health Care Fund                                                                                      Class A
Class B
Class C
Class S
Institutional Class

DWS RREEF Global Real Estate Securities Fund                                            Class A
Class C
Class M
Class S
Institutional Class

DWS RREEF Real Estate Securities Fund                                                        Class A
Class B
Class C
Class R
Class S
Institutional Class

DWS Technology Fund                                                                                     Class A
Class B
Class C
Class S
Institutional Class

2.           For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law.  The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3.           The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 12th day of January 2011.

/s/John W. Ballantine	/s/Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/Dawn-Marie Driscoll	/s/Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/Paul K. Freeman	/s/Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee
/s/Richard J. Herring	/s/William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee
/s/Rebecca W. Rimel	/s/William N. Searcy, Jr.
Rebecca W. Rimel, Trustee	William N. Searcy, Jr., Trustee
/s/Jean Gleason Stromberg	/s/Robert H. Wadsworth
Jean Gleason Stromberg, Trustee	Robert H. Wadsworth, Trustee